UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 1, 2017

DATE OF REPORT: June 5, 2017

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

18662 MaCaurther Boulevard, Suite 200 in Irvine, CA 92612

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2017, Corix Biosience, Inc. (the “Company”), entered into a Air Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease Agreement (“Agreement”) with Fatehyar Carson City, LLC (“Fatehyar”), for premises located at 1501 South Sutro Terrace in Carson City, Nevada 89706 (hereinafter the “Premises”). The Agreement provides that the Company shall use the Premises for hemp oil processing. The Agreement was brokered by John Uhart Commercial Real Estate Services, which represents both the Company and Fateyar.

The Agreement commences on August 1, 2017. The Company may take possession of the Premises on July 1, 2017, if available. The Agreement is for a term of three (3) years ending on July 31, 2020.

From August 1, 2017 to July 31, 2017, the Agreement provides for a monthly base rent of $6,579.30. The rent is payable on the first day of each month, beginning on August 1, 2017. In addition to the first month’s rent, on August 1, 2017, the Company will execute a security deposit equal to one month’s rent ($6,579.30) and pay an additional $1,012.20 covering certain additional charges for the month of August 2017. From August 1, 2018 to July 31, 2019, the Agreement provides for a modification of the monthly base rent, increasing the amount owed during that period to $6,776.68. From August 1, 2019 to July 31, 2020, the Agreement provides for another modification of the monthly base rent, increasing the amount owed during that period to $6,979.98.

The Agreement provides that the Company will be allowed signage on the structure of the Premises and at the driveway entrance. All signage is subject to Fatehyar’s permission and the signage’s compliance with City and County ordinances. Prior to the commencement of the Agreement, Fatehyar is obligated to make the following improvements at its expense: (1) ensure all existing mechanical, electrical, plumbing, and door/window hardware are in proper working order and (2) remove the tool cage in the Premises’ shipping area. The Company is also obligated, upon commencement of the Agreement, to pay for: (1) estimated common area maintenance expenses for parking lot maintenance, (2) back flow testing, (3) quarterly HVACC maintenance, (4) property taxes, and (5) fire/casualty insurance (herein collectively referred to as the “Fees”). The Agreement provides that the Fees shall not increase by more than three percent (3%) annually.

Prior to the execution of the Agreement, there was no material relationship between Fatehyar and the Company, nor Fatehyar and any of the Company’s affiliates. A copy of the Agreement is attached hereto.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to the Articles of Incorporation or Bylaws

On May 4, 2017, the Company filed its Amended Articles of Incorporation (the “Amended Articles”) with the State of Maryland changing its name to “Corix Bioscience, Inc.” pursuant to Article VIII of its Articles of Incorporation and MD Corp & Assn Code 2-605(a)(1). The Amended Articles were accepted by the State of Maryland on May 4, 2017, which changed the name of the company as of that date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Lease Agreement (dated May 24, 2017)
3.1	Articles of Amendment and Restatement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Dated: June 5, 2017

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